SCHEDULE 14A INFORMATION

(Rule 14a-101) PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGEACT OF 1934

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Amesite Inc.

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AMESITE INC.
205 EAST WASHINGTON STREET, SUITE B
ANN ARBOR, MI 48104
NOTICE OF 2018 ANNUAL MEETING OF

STOCKHOLDERS AND PROXY STATEMENT

Dear Stockholder:

The annual meeting of stockholders of Amesite Inc. (“Amesite”, “Amesite OpCo”, the “Company” “we” “us” and “our”) will be held via a virtual meeting on Wednesday, December 12, 2018, at 1:00 p.m. Eastern Time (the “Annual Meeting”).  You may attend the Annual Meeting, vote and submit a question during the Annual Meeting by visiting [●]. If you plan to attend the Annual Meeting, please follow the voting and registration instructions as outlined in this Proxy Statement.

The Annual Meeting will be held for the following purposes:

1.	To elect two Class I directors for a three-year term to expire at the 2021 annual meeting of stockholders.

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2019.

3.	To approve, by a non-binding advisory vote, the compensation of our named executive officers, as described in the Proxy Statement under “Executive Compensation”.

4.	To approve, by a non-binding advisory vote, the frequency of future advisory votes on the compensation of our named executive officers, as described in the Proxy Statement under “Executive Compensation”.

5.	To approve amendments to the Company’s 2018 Equity Incentive Plan to permit the issuance of incentive stock options and to change the governing law of the 2018 Equity Incentive Plan to the State of Michigan.

6.	To transact any other business that may properly come before our annual meeting or any adjournment or postponement thereof.

Information concerning the matters to be voted upon at the Annual Meeting is set forth in the enclosed Proxy Statement. This Proxy Statement is furnished to holders of our common stock as of the record date as part of the solicitation of proxies by our Board of Directors (the “Board”) in connection with the proposals to be presented at the Annual Meeting. Our Board has set October 19, 2018, as the record date for the Annual Meeting (the “Record Date”). Only holders of our common stock as of the close of business on October 19, 2018, are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 13,490,586 shares of our common stock outstanding.

All stockholders are cordially invited to attend the annual meeting. Whether or not you expect to attend the annual meeting, please vote by mail, Internet or telephone as described in the enclosed proxy materials. If you plan to attend the annual meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted.

By Order of the Board of Directors,

/s/ ANN MARIE SASTRY, Ph.D.
Ann Marie Sastry
Chief Executive Officer & Chair of the Board

Ann Arbor, Michigan

October 29, 2018

TABLE OF CONTENTS

		Page

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING		1
PROPOSAL 1:	ELECTION OF DIRECTORS	6
NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS		6
MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE		7
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT		19
EXECUTIVE INFORMATION		20
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS		21
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE		22
PROPOSAL 2:	RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	23
PROPOSAL 3:	ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)	25
PROPOSAL 4:	ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY FREQUENCY VOTE”)	26
PROPOSAL 5:	TO APPROVE AN AMENDMENT TO OUR 2018 EQUITY INCENTIVE PLAN TO PERMIT THE ISSUANCE OF INCENTIVE STOCK OPTIONS AND TO CHANGE THE GOVERNING LAW OF THE 2018 EQUITY INCENTIVE PLAN TO MICHIGAN.	27
ANNUAL REPORT		29
OTHER MATTERS		29

205 EAST WASHINGTON STREET, SUITE B
ANN ARBOR, MI 48104
PROXY STATEMENT FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, DECEMBER 12, 2018

The Board of Directors of Amesite Inc. is soliciting the enclosed proxy for use at the Annual Meeting of stockholders to be held on Wednesday, December 12, 2018, at 1:00 p.m., Eastern Time, via a virtual meeting.  You may attend the Annual Meeting, vote and submit a question during the Annual Meeting by visiting [●]. If you plan to attend the Annual Meeting, please follow the voting and registration instructions as outlined in this Proxy Statement.

This Proxy Statement is furnished to holders of our common stock as of the Record Date as part of the solicitation of proxies by our Board in connection with the proposals to be presented at the Annual Meeting. Our Board has set October 19, 2018, as the Record Date. Only holders of our common stock as of the close of business on October 19, 2018, are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 13,490,586 shares of our common stock outstanding.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What am I voting on?

There are five proposals scheduled for a vote:

Proposal 1: To elect two Class I directors for a three-year term to expire at the 2021 annual meeting of stockholders:

●	J. Michael Losh; and

●	Richard Ogawa.

Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2019.

Proposal 3: To adopt, on an advisory basis, a non-binding resolution approving the compensation of our named executive officers, as described in the Proxy Statement under “Executive Compensation”.

Proposal 4: To adopt, on an advisory basis, on the frequency of the advisory vote to approve the compensation of our named executive officers.

Proposal 5: To approve amendments to our 2018 Equity Incentive Plan to permit the issuance of incentive stock options and to change the governing law of the 201Equity Incentive Plan to the State of Michigan.

Who is entitled to vote at the meeting?

The Board has set October 19, 2018 as the Record Date for the annual meeting. If you were a stockholder of record of our common stock at the close of business on October 19, 2018, you are entitled to vote at the meeting.

How many votes do I have?

Each share of our common stock that you own as of October 19, 2018, entitles you to one vote.

How may I attend the meeting?

The annual meeting will be conducted completely as a virtual meeting via the internet. Stockholders may attend the meeting, vote their shares electronically during the meeting via the live audiocast, and may submit questions in advance of the meeting, by visiting [  ]. We believe that holding our meeting completely online will enable greater participation and improved communication. Stockholders will need the [  -digit control number] included on their proxy card to enter the meeting and vote their shares at the meeting.

How many shares must be present to hold the meeting?

In accordance with our bylaws, shares equal to a majority of all of the shares of the outstanding common stock as of the Record Date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if:

●	you are present and vote at the meeting; or

●	you have properly submitted a proxy card by mail, telephone or internet.

Therefore, in order for a quorum to be present, there must be a total of [  ] shares of common stock present or represented by proxy and entitled to vote at the annual meeting on at least one of the proposals.

How do I give a proxy to vote my shares?

If you are a stockholder of record of our common stock as of the Record Date, you can give a proxy to be voted at the meeting in any of the following ways:

●	over the telephone by calling a toll-free number;

●	electronically, via the internet; or

●	by completing, signing and mailing the enclosed proxy card.

The telephone and internet procedures have been set up for your convenience. We encourage you to save corporate expense by submitting your vote by telephone or internet. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a stockholder of record and you would like to submit your proxy by telephone or internet, please refer to the specific instructions provided on the enclosed proxy card. If you wish to submit your proxy by mail, please return your signed proxy card to our transfer agent before the annual meeting.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares, and telephone and internet voting is also encouraged for stockholders who hold their shares in street name.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the method described above.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit your proxy vote by telephone or internet, vote once for each proxy card you receive.

Can I vote my shares at the meeting?

If you are a stockholder of record of our common stock, you may vote your shares at the meeting by going to [  ] and using your [  -digit control number] included on your proxy card. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting. If you are a street name holder, you must vote your shares in the manner prescribed by your broker, bank, trust or other nominee.

How can I submit questions for the annual meeting?

You may submit questions prior to the meeting at [  ]. Questions pertinent to matters to be acted upon at the annual meeting as well as appropriate questions regarding the business and operations of the company will be answered during the annual meeting, subject to time constraints. In the interests of time and efficiency, we reserve the right to group questions of a similar nature together to facilitate the question and answer portion of the meeting. We may not be able to answer all questions submitted in the allotted time.

What vote is required for a proposal to be approved?

Directors are elected by a plurality of the votes cast. A plurality means that the nominees with the greatest number of votes are elected as directors up to the maximum number of directors to be chosen at the meeting. The advisory vote of the frequency of the say on pay vote is determined by a plurality of the votes cast. Each other matter that may be acted upon at the meeting will be determined by the affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy at the meeting and entitled to vote on that matter.

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the other proposals. If you submit your proxy but abstain from voting or withhold authority to vote on one or more matters, your shares will be counted as present at the meeting for the purpose of determining a quorum. Your shares also will be counted as present at the meeting for the purpose of calculating the vote on the particular matter with respect to which you abstained from voting or withheld authority to vote.

If you abstain from voting on a proposal, your abstention has the same effect as a vote against that proposal. Withholding authority to vote for one or more of the directors up for re-election will have no effect on the voting for the election of any director who is among the two nominees receiving the highest number of votes FOR his or her election.

If you hold your shares in street name with a brokerage firm that exercises discretionary proxy authority and do not provide voting instructions to your broker or other nominee, your shares will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote (a “Non-Discretionary Proposal”). Shares that constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum, but will not be considered entitled to vote on any Non-Discretionary Proposal. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending June 30, 2019 is considered a routine matter on which a broker or other nominee has discretionary authority to vote.

How will the proxies vote on any other business brought up at the meeting?

By submitting your proxy card, you authorize the proxies to use their judgment to determine how to vote on any other matter brought before the meeting. We do not know of any other business to be considered at the meeting.

The proxies’ authority to vote according to their judgment applies only to shares you own as the stockholder of record.

Who will count the vote?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes.

How does the Board of Directors recommend that I vote?

You will vote on the following management proposals:

1.	FOR the election of two Class I directors for a three-year term to expire at the 2021 annual meeting of stockholders.

2.	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2019.

3.	FOR the approval, on an advisory basis, of a non-binding resolution approving the compensation of our named executive officers, as described in the Proxy Statement under “Executive Compensation”.

4.	THREE YEARS for the frequency of future advisory votes on the compensation of our named executive officers, as described in the Proxy Statement under “Executive Compensation”.

5.	FOR the approval of amendments to the 2018 Equity Incentive Plan to permit the issuance of incentive stock options and to change the governing law of the 2018 Equity Incentive Plan to the State of Michigan.

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting. If you are a stockholder of record, you may revoke your proxy and change your vote by submitting a later-dated proxy by telephone, internet or mail, or by voting at the meeting.

To request an additional proxy card, or if you have any questions about the annual meeting or how to vote or revoke your proxy, you should contact:

Broadridge Financial Solutions, Inc.

51 Mercedes Way, Edgewood, New York 11717

Call toll free: (855) 325-6676

Where and when will I be able to find the results of the voting?

Preliminary results will be announced at the meeting. We will publish the final results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission no later than four business days after the date of our annual meeting.

What is the deadline to submit stockholder proposals for the 2019 Annual Meeting?

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), some stockholder proposals may be eligible for inclusion in our 2019 proxy statement. Any such proposal must be submitted in writing to us at 205 East Washington Street, Suite B Ann Arbor, MI 48104. If we change the date of our 2019 annual meeting by more than thirty days from the date of this Annual Meeting, the deadline shall be a reasonable time before we begin to print and send our proxy materials. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities laws and our bylaws. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that if you wish to submit a proposal that is not to be included in next year’s proxy statement or nominate a director, a timely written notice of a stockholder proposal must be delivered to, or mailed and received by205 East Washington Street, Suite B Ann Arbor, MI 48104, no earlier than August 12, 2019 and no later than the close of business on September 14, 2019, which notice must contain the information specified in our bylaws. If we change the date of our 2019 Annual Meeting of Stockholders by more than thirty days before, or more than sixty days after, the one-year anniversary of the 2018 Annual Meeting of Stockholders, then the written notice of a stockholder proposal that is not intended to be included in our proxy statement must be delivered, or mailed and received, not later than the ninetieth day prior to our 2019 Annual Meeting of Stockholders or, if later, the tenth day following the day on which certain public disclosure as described in our bylaws of the meeting date is made. The public announcement of an adjournment or postponement of the 2019 annual meeting does not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this proxy statement. You are advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominees.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks or other nominees for forwarding proxy materials to street name holders. We are soliciting proxies primarily by mail. In addition, our directors, officers and regular employees may solicit proxies by telephone, facsimile or personally. These individuals will receive no additional compensation for their services other than their regular salaries and/or director fees.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our amended and restated bylaws currently specify that the number of directors shall be determined from time to time by resolution of our Board of Directors.  Our amended and restated certificate of incorporation and our amended and restated bylaws provide for the classification of our Board of Directors into three classes, as nearly equal in number as possible and with staggered terms of office, and provide that upon the expiration of the term of office for a class of directors, nominees for such class shall be elected for a term of three years or until their successors are duly elected and qualified, provided that the term of each director shall continue until the election and qualification of a successor and be subject to such director’s earlier death, resignation or removal. At the Annual Meeting, two nominees for director are to be elected as Class I directors for a three-year term expiring at our 2021 annual meeting of stockholders and until such individual’s successor is elected and qualified. The nominees, who were recommended for nomination by the Board, are J. Michael Losh and Richard Ogawa.  The Class II and Class III directors have two years and one year, respectively, remaining on their terms of office.

If no contrary indication is made, proxies in the accompanying form are to be voted for Mr. Losh or Mr. Ogawa or, in the event that any of Mr. Losh or Mr. Ogawa is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our Board of Directors to fill the vacancy. Mr. Losh and Mr. Ogawa are currently members of our Board of Directors.

All of our directors bring to our Board of Directors significant leadership experience derived from their professional experience and service as executives or board members of other companies. The process undertaken by the Board in recommending qualified director candidates is described below under “Director Nominations Process.” Certain individual qualifications and skills of our directors that contribute to the effectiveness of our Board of Directors as a whole are described in the following paragraphs.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

For a Three-Year Term Expiring at the

2021 Annual Meeting of Stockholders (Class I)

Name	Age	Present Position with Amesite Inc.
J. Michael Losh	72	Director
Richard Ogawa	55	Director

J. Michael Losh. Mr. Losh is currently a member of the Board of Amesite and was appointed to the Board in April 2018. Mr. Losh served as the Chief Financial Officer at Cardinal Health from July 2004 to May 2005. Mr. Losh was with General Motors from 1964 to 2000. He served as the Chief Financial Officer and Executive Vice President of General Motors Corp., the world's largest vehicle manufacturer, from July 1994 to August 2000. He is the Chairman of the Board of Masco Corp. (2015-present), and Director at Aon PLC (2003-present), HB Fuller Co (2001-present), and Prologis, Inc. (2012-present). Mr. Losh has served as a director of AMB Corp., Cardinal Health Inc., Care Fusion Inc., Electronic Data Systems Corp., Delphi Automotive Systems Corp., Hughes Electronics, Quaker Oats Company, and TRW Automotive Inc. He served as Chairman of the boards of GMAC and Metaldyne Corp. Mr. Losh holds a B.S. in Mechanical Engineering from Kettering University and an M.B.A. from Harvard University. We believe that Mr. Losh’s public company experience qualifies him to serve on our Board.

Richard Ogawa, JD. Mr. Ogawa is currently a member of the Board of Amesite and was appointed to the Board in April 2018. Mr. Richard T. Ogawa has been General Counsel at Inphi Corporation, responsible for overseeing legal matters as well as corporate, intellectual property, and government affairs. Mr. Ogawa is a Registered United States Patent Attorney and a Member of the California State Bar with more than 25 years of experience specializing in technology companies. Prior to Inphi, he was a Partner at Townsend and Townsend, a law firm focused on intellectual property. He is the founder and owner of Ogawa Professional Corporation, his own law firm, focusing on venture backed startup companies. He is General Counsel for Soraa Laser Diode, Inc., a venture funded company by Khosla Ventures, and is General Counsel for MCube, Inc. a venture funded company by Kleiner Perkins Caufield & Byers. He has also held a variety of engineering and management positions at NEC Electronics. He is a Charter Member of the Indus Entrepreneur Group (TIE) and had been a member of the boards of the Asian Law Alliance, American Intellectual Property Law Association, and others. Mr. Ogawa also served as a Partner Member for Technology Group 2800 of the United States Patent and Trademark Office. He received a B.S. in Chemical Engineering from the University of California, Davis in 1984, and a J.D. from McGeorge School of Law, University of Pacific in 1991. We believe that Mr. Ogawa’s experience as an attorney and his patent expertise qualifies him to serve on our Board.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

Term Expiring at the

2019 Annual Meeting of Stockholders (Class II)

Name	Age	Present Position with Amesite Inc.
Dr. Ann Maries Sastry	51	Chairman of the Board and Chief Executive Officer

Ann Marie Sastry, Ph.D. Dr. Sastry currently serves as the Chairman of the Board of Amesite and was appointed in April 2018. Dr. Sastry is President and Chief Executive Officer of Amesite, since its incorporation in November 2017. From April 2008 to October 2015, Dr. Sastry served as the President, Chief Executive Officer, member of the board of directors and co-founder of Sakti3, recognized as one of the Massachusetts Institute of Technology’s 50 Smartest Companies in 2015 and as a Crain’s Detroit Business Cool Places to Work winner in 2017. Backed by a global team of venture capitalists Sakit3 was sold to Dyson Ltd. in 2015 for $90 million. Dr. Sastry was invited to the White House in 2015 to be recognized for her technology entrepreneurship, and meet with President Barack Obama. Her technology and business work have been featured in the WSJ, Fortune, Forbes, the Economist, USA Today, the New York Times and on the cover of Inc.

Prior to starting her companies, Dr. Sastry was a professor of engineering at the University of Michigan, which is ranked among top 5 public universities in the nation. Dr. Sastry was named an Arthur F. Thurnau Professor (UM’s highest teaching honor) in 2008. Tenured and promoted early, Sastry was recognized with some of the highest honors in her scientific fields over her 17 year academic career, including the ASME Frank Kreith Energy Award (2011) and NSF's Presidential Early Career Award for Scientists and Engineers (1997). She founded two academic research centers in intracellular signaling (Keck Foundation) and advanced automotive batteries (GM / Department of Energy), and a global graduate program in Energy Systems Engineering. She has co-authored over 100 publications and 100 patents and filings, and has delivered over 100 invited lectures and seminars globally on a range of scientific and technology topics, spanning mathematics, physics, bioscience and battery technology. Sastry is active in philanthropy and business mentorship, with a focus on education and poverty alleviation. She holds PhD and MS degrees from Cornell University, and a BS from the University of Delaware, all in mechanical engineering.

We believe that Dr. Sastry’s experience working with successful companies and her experience in education qualifies her to serve on our Board.

Term Expiring at the

2020 Annual Meeting of Stockholders (Class III)

Name	Age	Present Position with Amesite Inc.
Dr. Edward H. Frank	61	Director
Anthony M. Barkett	52	Director

Edward H. Frank, Ph.D. Dr. Frank is currently a member of the Board of Amesite and was appointed to the Board in April 2018. Dr. Frank is presently co-founder and CEO of Brilliant Lime, Inc., a very early-stage technology development startup. Previously, he was co-founder and CEO of Cloud Parity Inc., a voice-of-the-customer startup in the San Francisco Bay Area, founded in late 2013. From 2009 through 2013, he was Vice President of Macintosh Hardware Systems Engineering at Apple, Inc. where he led the development of four generations of Macintosh laptop and desktop computers. Before joining Apple, he was Corporate Vice President of Research and Development at Broadcom, where he was responsible for Broadcom's overall engineering execution and played a key role in corporate business and IP strategy. Prior to becoming Corporate VP of Research and Development, Dr. Frank co-founded and led the engineering group for Broadcom's Wireless LAN business, which is now one of Broadcom's largest business units. Dr. Frank joined Broadcom in May 1999 following its acquisition of Epigram, Inc., where he was the founding CEO and Executive Vice President. From 1993 to 1996, he was a co-founder and Vice President of Engineering of NeTpower, Inc., a computer workstation manufacturer. From 1988 to 1993, Dr. Frank was a Distinguished Engineer at Sun Microsystems, Inc., where he co-architected several generations of Sun's SPARCstations and was a principal member of Sun's Green Project, which developed the precursor to the Java cross-platform web programming language. Dr. Frank holds over 50 issued patents. He presently serves on the boards of directors of Analog Devices (ADI), Cavium (CAVM), Quantenna (QTNA), and eASIC, and is an advisor to several Bay Area venture capital firms and startups. Dr. Frank holds BSEE and MSEE degrees from Stanford University. He received a Ph.D. in computer science from Carnegie Mellon University, where he was a Hertz Foundation Fellow. In 2018, he was elected to the National Academy of Engineering for his contributions to the development and commercialization of wireless systems. Dr. Frank has been a Trustee of Carnegie Mellon University since 2000 and is currently a Vice-Chairman of its Board of Trustees. Dr. Frank is also the Executive Director (pro bono) of Metallica’s All Within My Hands Foundation, and is the founder and vintner of Compass Vineyards, in Napa California, a boutique producer of 100% estate grown Cabernet Sauvignon. We believe that Dr. Frank’s public company experience qualifies him to serve on our Board.

Anthony Barkett, JD. Mr. Barkett is currently a member of the Board of Amesite and was appointed to the Board in April 2018. Mr. Barkett is a California- based real estate developer. He holds Bachelor of Arts degrees in Economics and Political Science from the University of California at Los Angeles, as well as a Juris Doctor degree from the University of the Pacific McGeorge School of Law. Mr. Barkett practiced law from 94-2003 specializing in land use, affordable housing and government relations. He is currently the managing member of several LLC's which developed and now own and manage commercial real estate in CA, Arizona and Hawaii. He is the managing member of Oliveto, LLC which farms and manages olive and walnut orchards in Linden, CA. He is the CEO of Trinity Solar and managing member of Affordable Energy Partners, LLC which built and still owns and manages solar systems throughout CA. In 2013 he was appointed by Governor Jerry Brown to the California Citizens Compensation Commission, a State commission that sets compensation for the legislature. He is a board member and has been for 17 years of the Downtown Stockton Alliance which is a property owner based 501c 3 organized to promote and restore downtown Stockton, He is a political consultant for Stockton East Water District and has held this position for 20 years. In 2016, He was a co-founder of Ready to Work a 501 c3 corporation formed to help homeless and previously incarcerated men get paid work, job training and permanent housing. We believe that Mr. Barkett’s non-profit experience qualifies him to serve on our Board.

Board Independence

Our securities are not listed on a national securities exchange or on any inter-dealer quotation system, which has a requirement that a majority of directors be independent. We evaluate independence by the standards for director independence set forth in the NASDAQ Marketplace Rules and the rules and regulations of the SEC. Under such rules, our Board has determined that other than Dr. Sastry and Mr. Ogawa, the other members of the Board are independent directors. In making such independence determination, our Board considered the relationships that each non-employee director has with us and all other facts and circumstances that our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our Board considered the association of our directors with the holders of more than 5% of our common stock. We expect to transition the composition and functioning of our Board and each of our committees to comply with all applicable requirements of the NASDAQ Capital Market and the rules and regulations of the SEC within applicable transition periods. There are no family relationships among any of our directors or executive officers.

Board Leadership Structure

Amesite does not have a formal policy regarding the separation of its Chair and Chief Executive Officer (principal executive officer) positions. Our Board is responsible for the control and direction of the Company. The Board represents the Company’s stockholders, and its primary purpose is to build long-term stockholder value. Dr. Sastry serves as Chair of the Board and Chief Executive Officer of the Company. The Board believes that Dr. Sastry is best situated to serve as Chair because she is the director most familiar with the Company’s business and industry and is also the person most capable of effectively identifying strategic priorities and leading the discussion and execution of corporate strategy. In this combined role, Dr. Sastry is able to foster clear accountability and effective decision making. The Board believes that the combined role of Chair and Chief Executive Officer strengthens the communication between the Board and management and provides a clear roadmap for stockholder communications. Further, as the individual with primary responsibility for managing day-to-day operations, Dr. Sastry is best positioned to chair regular Board meetings and ensure that key business issues and risks are brought to the attention of our Board and committees. We therefore believe that the creation of a lead independent director position is not necessary at this time.

The Board’s Role in Risk Oversight

Our Board of Directors is responsible for oversight of risks facing our Company, while our management is responsible for day-to-day management of risk. Our Board of Directors, as a whole, directly administers its risk oversight function. In addition, the risk oversight function is also administered through the standing committees of our Board of Directors, which oversee risks inherent in their respective areas of responsibility, reporting to our Board of Directors regularly and involving the Board as necessary. For example, the Audit Committee oversees our financial exposure and financial reporting related risks, the Compensation and Committee (the “Compensation Committee”) oversees risks related to our compensation programs and practices and our Nomination and Governance Committee (which the entire Board serves) oversees risks related to corporate governance and certain compliance matters. Our Board of Directors, as a whole, directly oversees our strategic and business risk, including financial risk, through regular interactions with our management and, from time to time, input from independent advisors. We believe our leadership structure of our Board of Directors supports its role in risk oversight, with our executive officers responsible for assessing and managing risks facing our Company on a day-to-day basis and the chairman of the Board and other independent members of our Board of Directors providing oversight of such risk management.

Board of Directors Meetings

Our Board of Directors holds regularly scheduled meetings per year and additional special meetings as necessary. Each director is expected to prepare for and attend all regularly scheduled and special meetings of the Board and all committees on which the director sits (including separate meetings of independent directors), unless unusual circumstances make attendance impractical. The Board of Directors may also take action from time to time by written or electronic consent.

For fiscal year 2018, our Board of Directors held 4 meetings; the Audit Committee held 2 meetings; the Compensation Committee held 2 meetings; and the Nominating and Governance Committee held 2 meetings. Each of the directors who served during the past year attended at least 75% of the aggregate of the total number of meetings of our Board of Directors and meetings of committees on which they served.

Standing Committees of the Board of Directors

We have three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. The current members of the committees are identified in the following table.

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee
Ann Marie Sastry, Ph.D.	—	—	X
J. Michael Losh	X*	—	X
Edward Frank, Ph.D.	X	X	X
Richard Ogawa		X*	X
Anthony Barkett	X	X	X

*	Indicates chair of the committee.

Audit Committee

The Audit Committee of our Board of Directors currently consists of Mr. Losh, Dr. Frank and Mr. Barkett.  Mr. Losh serves as chair of the committee. All members of our Audit Committee meet the requirements for financial literacy under applicable SEC and NASDAQ rules. Our Board of Directors has determined that Mr. Losh qualifies as an “audit committee financial expert” under applicable SEC rules and has the financial sophistication required under applicable NASDAQ rules. Our Board of Directors also determined that all members of the Audit Committee are independent directors under applicable SEC and NASDAQ rules, including Section 10A of the Exchange Act. The Audit Committee operates under a charter. The purpose of the Audit Committee is to oversee our accounting and financial reporting processes and the audits of our financial statements. This committee’s responsibilities include, among other things:

●	appointing our independent registered public accounting firm;

●	reviewing the qualifications, independence and quality control procedures of our independent auditor and the experience and qualifications of the independent auditor’s senior personnel;

●	evaluating the performance of our independent registered public accounting firm;

●	approving the audit and non-audit services to be performed by our independent registered public accounting firm;

●	establishing procedures for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters;

●	discussing with management and the independent registered public accounting firm the results of our annual audit and the review of our quarterly unaudited financial statements;

●	determining, based upon review of the annual audit and review of our annual financial statements, whether to recommend to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit;

●	reviewing, overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

●	discussing with our internal counsel or outside counsel any legal matters brought to the attention of the Audit Committee that could reasonably be expected to have a material impact of our financial statements;

●	preparing the report with respect to our audited financial statements that the SEC requires for inclusion in each of our annual proxy statements;

●	reviewing and approving any related party transactions on an ongoing basis;

●	reviewing and reassessing, at least annually, our Audit Committee charter and submitting any recommended changes to the Board of Directors for its consideration; and

●	reviewing and evaluating, at least annually, the performance of the Audit Committee and its members including compliance of the audit committee with its charter.

Report of the Audit Committee of the Board of Directors

This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Our management is responsible for the preparation, presentation and integrity of our financial statements; for the appropriateness of the accounting principles and reporting policies that we use; and for establishing and maintaining adequate internal control over financial reporting. Deloitte & Touche LLP, our independent registered public accounting firm for 2018, was responsible for performing an independent audit of our financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee reviewed and discussed with management our audited financial statements included in our Transition Report on Form 10-K for the transition period of January 1, 2018 to June 30, 2018, that was filed with the SEC on August 17, 2018 (the “Form 10-K”). The Audit Committee also reviewed and discussed the audited financial statements in the Form 10-K with Deloitte & Touche LLP. In addition, the Audit Committee discussed with Deloitte & Touche LLP those matters required to be discussed by Auditing Standard No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T. Additionally, Deloitte & Touche LLP provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with Deloitte & Touche LLP its independence from the Company.

In reliance on the reviews and discussions described above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Form 10-K and filed with the SEC. The Audit Committee and the Company’s Board of Directors have also recommended, subject to stockholder approval, the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2019.

The foregoing report has been furnished by the Audit Committee of our Board of Directors.

Respectfully submitted,

J. Michael Losh, Chair

Edward Frank

Anthony Barkett

Compensation Committee

The Compensation Committee of our Board of Directors currently consists of Mr. Ogawa, Dr. Frank and Mr. Barkett. Mr. Barkett serves as chair of the committee. Our Board of Directors has determined that all members of the Compensation Committee, other than Mr. Ogawa, are independent directors under applicable NASDAQ rules. The purpose of the Compensation Committee is to discharge the responsibilities of our Board of Directors relating to compensation of our executives. Pursuant to the Compensation Committee’s charter, it may delegate any of its responsibilities, along with the authority to take action related to the delegated responsibilities, to a subcommittee consisting of at least one member of the Compensation Committee. However, any delegation by the Compensation Committee may only be to the extent that it is consistent with Section 162(m) of the Internal Revenue Code, as amended (the “Code”), and with applicable laws, regulations and NASDAQ listing rules. The committee’s responsibilities include, among other things:

●	reviewing, at least annually, the overall compensation strategy, philosophy and practices of the Company;

●	reviewing and approving the corporate goals and objectives relating to the compensation of our chief executive officer, evaluating the performance of the chief executive officer in light of these goals, and determining and approving the compensation of the chief executive officer based on such evaluation;

●	reviewing and approving, at least annually, all elements of compensation of all other officers and directors, and certain other employees;

●	managing, reviewing and approving all annual bonus, long-term incentive compensation, stock option, employee pension, health and welfare benefit plans;

●	determining our policy with respect to change of control and “parachute” payments;

●	reviewing and approving, at least annually, the risk assessment of our compensation policies and practices;

●	reviewing and reassessing, at least annually, our Compensation Committee charter and submitting any recommended changes to the Board of Directors for its consideration, and

●	evaluating the performance of the Compensation Committee and its members, including the compliance with its charter.

Nominating and Governance Committee

Due to the size and structure of the Company, we do not have a designated nominating and corporate governance committee. The entire Board is responsible for:

●	identifying individuals qualified to become members of the board of directors;

●	developing criteria for membership on the board of directors and committees;

●	recommending persons to be nominated for election as directors and to each committee of the board of directors;

●	annually reviewing our corporate governance guidelines; and

●	monitoring and evaluating the performance of the board of directors and leading the board in an annual self-assessment of its practices and effectiveness.

Director Nomination Process

Director Qualifications

Our goal is to assemble a group of directors that collectively provide an appropriate balance of experience, skills and characteristics that enable our Board of Directors to fulfill its responsibilities.  In evaluating director nominees, the Nominating and Governance Committee consider, among others, the following factors:

●	fundamental qualities of intelligence, honesty, sound judgment, high ethics and standards of integrity, fairness and responsibility;

●	experience in corporate management, such as serving as an officer or former officer of a publicly held company and a background in the medical device, healthcare, technology and/or manufacturing industries;

●	general understanding of marketing, finance, legal or regulatory compliance knowledge and audit or risk assessment expertise and other elements relevant to the success of a publicly traded company in today’s business environment;

●	familiarity with the Company and its business and products;

●	experience as a board member or executive officer of other companies; and

●	ability to make independent analytical inquiries.

Other than consideration of the foregoing and other similar factors, there are no stated minimum criteria for director nominees, although the Nominating and Governance Committee may also consider such other factors as it may deem to be in the best interests of our Company and stockholders, including the number of other boards of directors on which an individual serves, the composition of the Board and other skills or experiences. The Nominating and Governance Committee does, however, believe it appropriate for at least one, and preferably, more than one, member of our Board of Directors to meet the criteria for an “audit committee financial expert” under applicable SEC rules, and for a majority of the members of our Board of Directors to be “independent” under applicable NASDAQ rules.

Identification and Evaluation of Nominees for Directors

The Nominating and Governance Committee identifies nominees for director by first evaluating the current members of our Board of Directors willing to continue in service. Current members who possess qualifications and skills that are consistent with the Nominating and Governance Committee’s criteria for service on the Board and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our Board of Directors with that of obtaining a new perspective or expertise. Before nominating a sitting director for reelection, the Nominating and Governance Committee will also consider the director’s performance on, participation in and contributions to the activities of our Board of Directors and the director’s past attendance at meeting.

If any member of our Board of Directors does not wish to continue in service or if our Board of Directors decides not to re-nominate a member for re-election, the Nominating and Governance Committee may identify the desired skills and experience of a new nominee in light of the criteria above. The Nominating and Governance Committee will take into account the advice and recommendations of other members of the Board, the chief executive officer and other members of the Company’s senior leadership team, and, in its discretion, may seek third-party resources to assist in the selection and/or evaluation process. The Nominating and Governance Committee may also review the composition and qualification of the boards of directors of our competitors, and may seek input from industry experts or analysts. The Nominating and Governance Committee reviews the qualifications, diversity of experience and background of the candidates. In making its determinations, the Nominating and Governance Committee evaluates each individual in the context of our Board of Directors as a whole, with the objective of assembling a group that can best position our Company for success and represent stockholder interests through the exercise of sound business judgment. After review and deliberation of all feedback and data, the Nominating and Governance Committee makes its recommendation to our Board of Directors.

The Nominating and Governance Committee evaluates nominees recommended by stockholders in the same manner as it evaluates other nominees. To date, we have not received director candidate recommendations from our stockholders. In the event that we do receive a director candidate recommendation from a stockholder, the Nominating and Governance Committee will conduct an initial evaluation of the proposed nominee and, if it determines the proposed nominee may be a qualified candidate, it will, along with one or more members of the Company’s management team, interview the proposed nominee to determine whether he or she might be suitable to serve as a director. If, based on the criteria set forth above and the Board’s specific needs at such time, the Nominating and Governance Committee determines the proposed nominee would be a valuable addition to our Board of Directors, it will recommend to our Board of Directors such proposed nominee’s nomination. We do not intend to treat stockholder recommendations in any manner different from other recommendations.

Stockholders wishing to suggest a candidate for director should write to us and provide such information about the stockholder and the proposed candidate as is set forth in our amended and restated bylaws and as would be required by SEC rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination.

Compensation Committee Interlocks and Insider Participation

For the transition period ended June 30, 2018, none of the members of our Compensation Committee has at any time been an officer or employee of the Company. None of the members of our Compensation Committee has had any relationship with us of the type that is required to be disclosed as a related party transaction under Item 404 of Regulation S-K, except as otherwise disclosed in this Proxy Statement. In addition, none of our executive officers serves or has served as a member of the Board of Directors, Compensation Committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Merger

On April 27, 2018, Lola One, Lola One Acquisition Sub, Inc., and Amesite OpCo entered into a Merger Agreement (“Merger Agreement”). Pursuant to the terms of the Merger Agreement, on April 27, 2018, Lola One Acquisition Sub, Inc. merged with and into Amesite OpCo, which was the surviving corporation and thus became our wholly-owned subsidiary. At the Effective Time of the Merger, all of the issued and outstanding shares of Amesite OpCo’s Class B common stock were converted into shares of our common stock. As a result, an aggregate of 5,833,333 shares of our common stock were issued to the holders of Amesite OpCo’s capital stock after adjustments due to rounding for fractional shares.

Following the consummation of the Merger, Amesite OpCo changed its name to “Amesite Operating Company” and we adopted Amesite OpCo’s former company name, “Amesite Inc.”, as our company name.

Director Compensation

On March 28, 2018, Amesite OpCo granted (i) 50,000 options (which were converted into 72,917 options of Amesite following the consummation of the Merger) to Anthony Barkett, (ii) 50,000 options (which were converted into 72,917 options of Amesite following the consummation of the Merger) to Edward Frank, (iii) 75,000 options (which were converted into109,375 options of Amesite following the consummation of the Merger) to Michael Losh, and (iv) 75,000 options (which were converted into 109,375 options of Amesite following the consummation of the Merger) to Richard Ogawa. 50% of the options vest one year from the date of grant with the remainder vesting at a rate of 1/24 each month thereafter. These options were automatically converted into options of Amesite Inc. at the closing of the Merger. We have entered into a board service agreement with each of its non-employee directors regarding director compensation and covering reimbursement of expenses incurred by such directors in attending meetings of our board of directors and committees thereof, and in carrying out such director’s duties as a director or as a member of any committee of its board of directors. These agreements, which may be amended from time to time, will remain in place.

Employment and Change in Control Arrangements

We generally execute an offer of employment or employment agreement before an executive joins the company. This offer describes the basic terms of the executive’s employment, including his or her start date, starting salary, bonus target and any equity awards.

Executive Compensation

Ann Marie Sastry, Chief Executive Officer

Dr. Sastry’s base salary is reviewed periodically by our Board and adjustments may be made upon the recommendations of the Compensation Committee. Before the effective date of the Merger, our Board appointed her as our Chief Executive Officer and set her annual base salary at $350,000. She is eligible to receive a bonus up to 60% of her annual base salary for achievement of mutually agreed upon milestones approved by our Board.

Base salaries for our named executive officers other than our Chief Executive Officer are reviewed annually in connection with their performance reviews.

Benjamin Williams, Chief Financial Officer

In connection with the appointment of Mr. Williams as Chief Financial Officer, the Company and Mr. Williams entered into a consulting agreement, effective August 20, 2018 (the “Consulting Agreement”), pursuant to which Mr. Williams will receive a flat rate of $5,000 per month for his services. Under the terms of the Consulting Agreement, the Company will engage Mr. Williams as an independent contractor to perform certain services, including but not limited to, serving as the Company’s Chief Financial Officer and performing services normally provided by a chief financial officer. The engagement of Mr. Williams pursuant to the Consulting Agreement will continue until the earlier of (i) the final completion of his Services (as such term is defined in the Consulting Agreement), or (ii) the termination of the Consulting Agreement as provided in the Consulting Agreement. Each party to the Consulting Agreement may terminate such agreement upon providing 21 days’ prior written notice of such termination to the other party. In addition, the Company may terminate the Consulting Agreement immediately and without prior notice under certain circumstances.

Outstanding Equity Awards at June 30, 2018

There were no outstanding equity awards issued to our principal executive officer or next two highest paid executive officers at June 30, 2018.

Equity Incentive Plans

The following summary provides more detailed information concerning our equity compensation plan. This summary is qualified in its entirety by the full text of the compensation plan and related form of award agreement, each of which has been filed as an exhibit to this prospectus.

2017 Equity Incentive Plan

On November 14, 2017 and November 15, 2017, respectively, the Amesite OpCo board of directors adopted and its stockholders approved the Amesite Inc. 2017 Equity Incentive Plan, or the 2017 Plan. The material terms of the 2017 Plan are as follows:

Eligible participants. All officers, directors, employees, consultants, agents and independent contractors, and persons expected to become officers, directors, employees, consultants, agents and independent contractors of our Company or any of our subsidiaries are eligible to receive awards under the 2017 Plan.

Shares authorized. The maximum plan pool size is 1,000,000 shares of Amesite OpCo’s common stock.

Award Types. Awards include options, stock appreciation rights, restricted stock, or restricted stock units.

2018 Equity Incentive Plan

On April 26, 2018, the Board adopted and the Company’s stockholders approved the Amesite, Inc. 2018 Equity Incentive Plan, or the 2018 Plan. The 2018 Plan is intended to align the interests of our stockholders and the recipients of awards under the 2018 Plan, and to advance our interests by attracting and retaining directors, officers, employees and other service providers and motivating them to act in our long-term best interests. The material terms of the 2018 Plan are as follows:

Plan term. The 2018 Plan became effective on July 23, 2018 and terminates on the tenth anniversary of its effective date, unless terminated earlier by our Board.

Eligible participants. All officers, directors, employees, consultants, agents and independent contractors, and persons expected to become officers, directors, employees, consultants, agents and independent contractors of our Company or any of our subsidiaries are eligible to receive awards under the 2018 Plan. The Compensation Committee of our board will determine the participants under the 2018 Plan.

Shares authorized. 2,529,000 shares of common stock will be available for awards granted under the 2018 Plan, inclusive of 1,288,195 shares subject to options originally granted under the 2017 Plan and assumed in connection with the Merger, subject to adjustment for stock splits and other similar changes in capitalization. The number of available shares will be reduced by the aggregate number of shares that become subject to outstanding awards granted under the 2018 Plan. As of the first day of each calendar year beginning on or after January 1, 2021, the number of shares available for all awards under the 2018 Plan, other than incentive stock options, will automatically increase by a number equal to the least of (i) five percent (5%) of the number of shares of the Company’s common stock that are issued and outstanding as of that date, or (ii) a lesser number of shares of the Company’s common stock as determined by the Compensation Committee. To the extent that shares of common stock subject to an outstanding award granted under the 2018 Plan are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award or by reason of the settlement of an award in cash, then those shares of common stock will again be available under the 2018 Plan. In addition, any shares covered by an award that have been surrendered in connection with the payment of the award exercise or purchase price or in satisfaction of tax withholding obligations incident to the grant, exercise, vesting or settlement of an award will be deemed not to have been issued for purposes of determining the maximum number of shares of common stock which may be issued pursuant to all awards under the 2018 Plan.

Award types. Awards include non-qualified and incentive stock options, stock appreciation rights, bonus shares, restricted stock, restricted stock units, performance units and cash-based awards.

Administration. The Compensation Committee will interpret and administer the 2018 Plan. The Compensation Committee’s interpretation, construction and administration of the 2018 Plan and all of its determinations thereunder will be conclusive and binding on all persons.

The Compensation Committee shall have the authority to determine the participants in the 2018 Plan, the form, amount and timing of any awards, the performance goals, if any, and all other terms and conditions pertaining to any award. The Compensation Committee may take any action such that (i) any outstanding options and stock appreciation rights become exercisable in part or in full, (ii) all or any portion of a restriction period on any restricted stock or restricted stock units will lapse, (iii) all or a portion of any performance period applicable to any performance-based award will lapse, and (iv) any performance measures applicable to any outstanding award will be deemed satisfied at the target level or any other level. Subject to the terms of the 2018 Plan relating to grants to our executive officers and directors, the Compensation Committee may delegate some or all of its powers and authority to the Chief Executive Officer and President or other executive officer as the Compensation Committee deems appropriate.

Stock options and stock appreciation rights. The 2018 Plan provides for the grant of stock options and stock appreciation rights. Stock options may be either tax-qualified incentive stock options or non-qualified stock options. The Compensation Committee will determine the terms and conditions to the exercisability of each option and stock appreciation right.

The period for the exercise of a non-qualified stock option or stock appreciation right will be determined by the Compensation Committee provided that no option may be exercised later than ten years after its date of grant. The exercise price of a non-qualified stock option and the base price of a stock appreciation right will not be less than 100% of the fair market value of a share of our common stock on the date of grant, provided that the base price of a stock appreciation right granted in tandem with an option will be the exercise price of the related option. A stock appreciation right entitles the holder to receive upon exercise, subject to tax withholding in respect of an employee, shares of our common stock, which may be restricted stock, with a value equal to the difference between the fair market value of our common stock on the exercise date and the base price of the stock appreciation right.

Each incentive stock option will be exercisable for not more than 10 years after its date of grant, unless the optionee owns greater than 10% of the voting power of all shares of our capital stock, or a “ten percent holder”, in which case the option will be exercisable for not more than five years after its date of grant. The exercise price of an incentive stock option will not be less than the fair market value of a share of our common stock on its date of grant, unless the optionee is a ten percent holder, in which case the option exercise price will be the price required by the Internal Revenue Code of 1986, as amended, or the “Code”, currently 110% of fair market value.

Upon exercise, the option exercise price may be paid in cash, by the delivery of previously owned shares of our common stock, share withholding or through a cashless exercise arrangement, as permitted by the applicable award agreement. All of the terms relating to the exercise, cancellation or other disposition of an option or stock appreciation right upon a termination of employment, whether by reason of disability, retirement, death or any other reason, will be determined by the Compensation Committee.

The Compensation Committee, without stockholder approval, may (i) reduce the exercise price of any previously granted option or the base appreciation amount of any previously granted stock appreciation right, or (ii) cancel any previously granted option or stock appreciation right at a time when its exercise price or base appreciation amount (as applicable) exceeds the fair market value of the underlying shares, in exchange for another option, stock appreciation right or other award or for cash.

Stock awards. The 2018 Plan provides for the grant of stock awards. The Compensation Committee may grant a stock award as a bonus stock award, a restricted stock award or a restricted stock unit award and, in the case of a restricted stock award or restricted stock unit award, the Compensation Committee may determine that such award will be subject to the attainment of performance measures over an established performance period. All of the terms relating to the satisfaction of performance measures and the termination of a restriction period, or the forfeiture and cancellation of a stock award upon a termination of employment, whether by reason of disability, retirement, death or any other reason, will be determined by the Compensation Committee.

The agreement awarding restricted stock units will specify whether such award may be settled in shares of our common stock, cash or a combination thereof and whether the holder will be entitled to receive dividend equivalents, on a current or deferred basis, with respect to such award. Prior to settlement of a restricted stock unit in shares of our common stock, the holder of a restricted stock unit will have no rights as our stockholder.

Unless otherwise set forth in a restricted stock award agreement, the holder of shares of restricted stock will have rights as our stockholder, including the right to vote and receive dividends with respect to the shares of restricted stock, except that distributions other than regular cash dividends and regular cash dividends with respect to shares of restricted stock subject to performance-based vesting conditions will be held by us and will be subject to the same restrictions as the restricted stock.

Performance unit awards. The 2018 Plan provides for the grant of performance unit awards. Each performance unit is a right, contingent upon the attainment of performance measures within a specified performance period, to receive a specified cash amount, shares of our common stock or a combination thereof which may be restricted stock, having a fair market value equal to such cash amount. Prior to the settlement of a performance unit award in shares of our common stock, the holder of such award will have no rights as our stockholder with respect to such shares. Performance units will be non-transferable and subject to forfeiture if the specified performance measures are not attained during the specified performance period. All of the terms relating to the satisfaction of performance measures and the termination of a performance period, or the forfeiture and cancellation of a performance unit award upon a termination of employment, whether by reason of disability, retirement, death or any other reason, will be determined by the Compensation Committee.

Cash-based awards. The 2018 Plan also provides for the grant of cash-based awards. Each cash-based award is an award denominated in cash that may be settled in cash and/or shares, which may be subject to restrictions, as established by the Compensation Committee.

Performance goals. Under the 2018 Plan, the vesting or payment of performance-based awards will be subject to the satisfaction of certain performance goals. The performance goals applicable to a particular award will be determined by the Compensation Committee at the time of grant. The performance goals may be one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures, stated in either absolute terms or relative terms.

Individual Limits.

With respect to non-employee directors, the maximum grant date fair value of shares that may be granted to an individual non-employee director during any fiscal year of the Company is $150,000. In connection with a non-employee director’s commencement of service with the Company, the per person limit set forth in the previous sentence will be $150,000.

Amendment or termination of the 2018 Plan. The board may amend or terminate the 2018 Plan as it deems advisable, subject to any requirement of stockholder approval required by law, rule or regulation.

Change of control. In the event of a change of control, our Board may, in its discretion, (1) provide that (A) some or all outstanding options and stock appreciation rights will immediately become exercisable in full or in part, (B) the restriction period applicable to some or all outstanding stock awards will lapse in full or in part, (C) the performance period applicable to some or all outstanding awards will lapse in full or in part, and (D) the performance measures applicable to some or all outstanding awards will be deemed to be satisfied at the target or any other level, (2) provide that some or all outstanding awards will terminate without consideration as of the date of the change of control, (3) require that shares of stock of the corporation resulting from such change of control, or a parent corporation thereof, be substituted for some or all of our shares subject to an outstanding award, and/or (4) require outstanding awards, in whole or in part, to be surrendered by the holder, and to be immediately canceled, and to provide for the holder to receive (A) a cash payment in an amount equal to (i) in the case of an option or stock appreciation right, the number of our shares then subject to the portion of such option or stock appreciation right surrendered, whether vested or unvested, multiplied by the excess, if any, of the fair market value of a share of our common stock as of the date of the change of control, over the purchase price or base price per share of our common stock subject to such option or stock appreciation right, (ii) in the case of a stock award, the number of shares of our common stock then subject to the portion of such award surrendered, whether vested or unvested, multiplied by the fair market value of a share of our common stock as of the date of the change of control, and (iii) in the case of a performance unit award, the value of the performance units then subject to the portion of such award surrendered; (B) shares of capital stock of the corporation resulting from such change of control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (A) above; or (C) a combination of the payment of cash pursuant to clause (A) above and the issuance of shares pursuant to clause (B) above.

Under the 2018 Plan, a change of control will occur upon: (i) a person’s or entity’s acquisition, other than from us, of beneficial ownership of 50% or more of either our then outstanding shares or the combined voting power of our then outstanding voting securities, but excluding certain acquisitions by the company, its subsidiaries or employee benefit plans, or by a corporation in which our stockholders hold a majority interest; (ii) a reorganization, merger or consolidation of the company if our stockholders do not thereafter beneficially own more than 50% of the outstanding shares or combined voting power of the resulting company, (iii) certain changes to the incumbent directors of our Company, or (iv) a complete liquidation or dissolution of the company or of the sale or other disposition of all or substantially all of our assets; but excluding, in any case, the initial public offering or any bona fide primary or secondary public offering following the occurrence of the initial public offering.

New plan benefits. The benefits that might be received by officers, employees and non-employee directors cannot be determined at this time. All officers, employees and non-employee directors are eligible for consideration to participate in the 2018 Plan.

Equity Compensation Plan Information

The following table summarizes securities available under our equity compensation plans as of June 30, 2018.

Number of
securities
available for
	Number of		future
	securities	Weighted	issuance
	to be issued	average	under equity
	upon	exercise	compensation
	exercise of	price of	plans
	outstanding	outstanding	(excluding
	options,	options,	securities
	warrants	warrants	reflected in
	and rights	and rights	column (a))
Equity compensation plans approved by security holders:
2018 Plan(1)	947,917	$1.50	1,581,083
Equity compensation plans not approved by security holders:
—	—	$—	—

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of our Board of Directors at the Annual Meeting, we encourage all of our directors to attend.

Communications with our Board of Directors

Our stockholders wishing to address questions regarding the business affairs of the Company directly to our Board of Directors, or any individual director, should submit the inquiry in writing to:

Amesite Inc.

Attn: Chair of the Board

205 East Washington Street, Suite B

Ann Arbor, Michigan 48104

Stockholders should indicate that they are a stockholder of the Company. Depending on the subject matter, investor relations will (alone or in concert with other personnel of the Company, as appropriate): (1) forward the inquiry to the chair of our Board of Directors or the lead independent director, as appropriate, who may forward the inquiry to a particular director if the inquiry is directed towards a particular director; (2) forward the inquiry to the appropriate personnel within the Company; for instance, if it is primarily commercial in nature; (3) attempt to handle the inquiry directly; for instance, if it is a request for information about the Company or a stock-related matter; or (4) not forward the inquiry, if it relates to an improper or inappropriate topic or is otherwise irrelevant.

Vote Required; Recommendation of the Board of Directors

If a quorum is present at the Annual Meeting, the two nominees receiving the highest number of votes will each be elected to our Board of Directors. Votes withheld from any nominee, abstentions and broker non-votes will be counted only for purposes of determining a quorum. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information relating to the beneficial ownership of our common stock as of October 29, 2018, by:

●	each person, or group of affiliated persons, known by us to beneficially own more than five percent of the outstanding shares of our common stock;

●	each of our directors;

●	each of our named executive officers; and

●	all directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or dispositive power as well as any shares that the individual has the right to acquire within 60 days of October 29, 2018 through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and dispositive power with respect to all shares of common stock held by that person.

The percentage of shares beneficially owned is computed on the basis of 14,730,617 shares of our common stock outstanding as of October 29, 2018.

Shares of common stock that a person has the right to acquire within 60 days of September 20, 2018, are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise noted below, the address of the persons listed on the table is c/o Amesite Inc., 205 East Washington Street, Suite B, Ann Arbor, Michigan 48104.

Beneficial Owner Greater than 5% Stockholders	Shares of Common Stock Beneficially Owned (#) (1)	Percentage of Common Stock Beneficially Owned (%) (1)
Mark Tompkins Apt. 1,Via Guidino 23, 6900 Lugano Paradiso, Switzerland	2,900,668	19.69%

Directors and Named Executive Officers
Ann Marie Sastry, Ph.D.	6,116,667	41.52%
J. Michael Losh	151,041	1.02%
Edward H. Frank, Ph.D.	114,583	*
Richard Ogawa(2)	467,708	3.17%
Anthony M. Barkett	122,917	*
All directors and executive officers as a group (6 persons)	6,972,916	47.3%

*	Indicates beneficial ownership of less than one percent of the outstanding shares of common stock.

EXECUTIVE INFORMATION

Our Named Executive Officers

The table below sets forth the name, age and position of each of our executive officers who are named in the Summary Compensation Table below (our “named executive officers”) as of October 19, 2018.

Name	Age	Position
Executive Officers:
Ann Marie Sastry	51	Chief Executive Officer and Director
Benjamin Williams	57	Chief Financial Officer
Bernie Chong	47	Former Controller

Business Experience

The following is a brief account of the education and business experience of our current executive officers:

The biography of Dr. Sastry F, can be found above under “Proposal 1 – Election of Directors.”

Benjamin Williams. Mr. Williams was appointed to serve as our Chief Financial Officer with an effective date of August 20, 2018. Mr. Williams was with Ford Motor Company from 1989 to 2017. He served as Director, Corporate Strategy and Global Business Strategy from 2012 to 2017, where he spearheaded Ford’s corporate strategic planning, leading cross-functional teams in the creation and execution of business development actions. Mr. Williams also served as Controller, Information Technology from 2006 to 2012, overseeing finance activities for Ford’s global IT organization. Mr. Williams received his BA from Brigham Young University in 1985 and his MBA in Finance from Indiana University in 1989.

Bernie Chong, Chartered Accountant, Former Controller. Mr. Chong served as the Controller of Amesite OpCo from March 2018 to August 22, 2018. Mr. Chong  currently serves as Vice President of Finance and Administration at mCube Inc., a semiconductor company, which is a ventured backed company by Kleiner Perkins Caufield & Byer. He is responsible for strategic financial planning including mergers and acquisitions, budget management, risk management and the day to day financial operations of the company. He is also responsible for investor relations. Mr. Chong serves as officer for the boards of mCube’s worldwide subsidiary companies. Prior to joining mCube, Mr. Chong held several controllership positions in high-tech and bio-tech companies where he led financial reporting, developed internal control framework and oversaw the implementation of enterprise resource planning systems that enhanced the companies’ business and financial operations. Mr. Chong began his career at Deloitte, an international public accounting and consulting firm. Mr. Chong has over twenty years of experience in financial and accounting aspects of high technology companies. He received a BSc in Accountancy from the Nanyang Technological University of Singapore in 1994 and is a Chartered Accountant.

Prior to his resignation Mr. Chong devoted between five and ten hours per week to our business.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Below we describe transactions and series of related transactions to which we were a party, or may be a party, and which we have entered into since our incorporation in November 2017, or is currently proposed, in which:

●	the amounts involved exceeds or will exceed the lesser of $120,000 or 1% of the average of our total assets as of the end of the last two completed fiscal years; and

●	any of our directors, executive officers or holders of more than five percent of our capital stock, or an affiliate or immediate family member of such persons, had or will have a direct or indirect material interest.

Common Stock Issued in the Insider Investment

Certain of our existing investors, including investors affiliated with certain of our directors, and Dr. Sastry, our chief executive officer, have purchased an aggregate of 566,667 shares of our common stock in the in the year ended June 30, 2018, for an aggregate purchase price of approximately $680,000. The following investors in the Insider Investment are related to the Company:

Inside Investors	Relationship With Company	Investment
Anthony Barkett	Director	$60,000.00
Ed Frank	Director	$50,000.00
Mike Losh	Director	$50,000.00
Richard Ogawa (through Ogawa P.C.)	Director	$30,000.00
Richard Ogawa	Director	$50,000.00
Ann Marie Sastry	Chief Executive Officer and Director	$340,000.80
Mark Tompkins	Former Chief Executive Officer, Director and Current 5%> Holder	$100,000.00

Related Party Advances

Since November 2017, Dr. Sastry has advanced approximately $239,292 to Amesite OpCo to fund its start-up operations, which included research and development, organizational costs, and various professional fees in connection with the private placement offerings and insider investment. Amesite OpCo and Dr. Sastry did not have a formal arrangement or agreement pursuant to which these funds were paid. Dr. Sastry paid certain Amesite OpCo related expenses and was reimbursed out of proceeds of the private placement. Dr. Sastry was repaid without interest.

Director and Executive Officer Compensation

See “Director Compensation” and “Executive Compensation” for information regarding compensation of Amesite’s directors and named executive officers.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

Amesite has entered into indemnification agreements with each of its directors and executive officers. These agreements, among other things, require Amesite or will require it to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of Amesite, arising out of the person’s services as a director or executive officer. As a condition to the Merger, we also entered into a Pre-Merger Indemnity Agreement with our former officers and directors, pursuant to which we agreed to indemnify such former officers and directors for actions taken by them in their official capacities relating to the consideration, approval and consummation of the Merger and certain related transactions.

Policies and Procedures for Related Party Transactions

We do not currently have written policies and procedures for related party transactions. Our Board plans to adopt a written related person transaction policy, to set forth the policies and procedures for the review and approval or ratification of related person transactions. This policy will cover, with certain exceptions set forth in Item 404 of Regulation S-K promulgated under the Exchange Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds or will exceed the lesser of $120,000 or 1% of the average of Amesite’s total assets as of the end of the last two completed fiscal years and a related person had, has or will have a direct or indirect material interest, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. Our audit committee will be responsible for reviewing and approving in advance the related party transactions covered by our related transaction policies and procedures.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, directors, executive officers and beneficial owners of 10% or more of our common stock, or reporting persons, are required to report to the SEC on a timely basis the initiation of their status as a reporting person and any changes with respect to their beneficial ownership of our common stock. Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe that during the fiscal year ended June 30, 2018, all executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF J. MICHAEL LOSH AND RICHARD OGAWA. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARD.

PROPOSAL 2:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Effective at the effective time of the Merger, Raich Ende Malter & Co. LLP, was dismissed as the independent registered public accounting firm that audits the financial statements of our Company. The decision to dismiss Raich Ende Malter & Co. LLP was approved by our Board. Effective as of the effective time, our Board engaged Deloitte & Touche LLP, as the independent registered public accounting firm to audit the Company’s financial statements for the transition period ending June 30, 2018.

Raich Ende Malter & Co. LLP’s audit report on our financial statements for the period from April 6, 2017 (Lola One Acquisition Corporation’s inception) through May 31, 2017 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles except that the report dated June 26, 2017 contained statements indicating there is substantial doubt about the Company’s ability to continue as a going concern.

During the period from April 6, 2017 through May 31, 2017 and the subsequent interim period through the date of Raich Ende Malter & Co. LLP’s dismissal, there were no disagreements with Raich Ende Malter & Co. LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Raich Ende Malter & Co. LLP would have caused it to make reference to the subject matter thereof in connection with its report.

During the period from April 6, 2017 through May 31, 2017 and the subsequent interim period through the date of Raich Ende Malter & Co. LLP’s dismissal, neither the Company nor anyone acting on its behalf consulted Deloitte & Touche LLP regarding the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Company’s financial statements.

The Audit Committee has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2019 and has further directed that management submit the selection for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP audited Amesite’s financial statements for the transition period ending June 30, 2018. One or more representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting via telephone, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm is not required by Delaware law, the Company’s amended and restated certificate of incorporation or the Company’s amended and restated bylaws. However, the Audit Committee is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, our Audit Committee will reconsider whether to retain the firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Independent Registered Public Accounting Firm’s Fees

The following table represents aggregate fees and expenses billed to us by Deloitte & Touche, LLP, our independent registered public accounting firm, for services rendered related to the transition period ending June 30, 2018 (including $2,500 from the 2017 audit of Amesite OpCo).

Transition Period Ended June 30, 2018
Audit Fees	$49,300
Audit Related Fees	$0
Tax Fees	$0
All Other Fees	$0
$49,300[1]

1. Table includes $2500 paid for 2017 audit work of Amesite OpCo

Pre-Approval Policies and Procedures

Under the Audit Committee charter, the Audit Committee must pre-approve all audit and non-audit services provided by the independent registered public accounting firm. The policy, as described below, sets forth the procedures and conditions for such pre-approval of such services.

Our management submits requests for approval in writing to the Audit Committee, which reviews such requests and approves or declines to approve the requests. The Audit Committee’s pre-approval of audit and non-audit services is not required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding the Company’s engagement of the independent registered public accounting firm, provided that the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to the Company’s management.

The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided that such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by the Company’s independent registered public accounting firm.

The Audit Committee pre-approved all audit and permitted non-audit services provided by Deloitte & Touche LLP in fiscal year 2018.  The Audit Committee has determined that the rendering of the services other than audit services by Deloitte & Touche LLP is compatible with maintaining Deloitte & Touche LLP’s independence.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting will be required to ratify the selection of Deloitte & Touche LLP. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. This proposal is a routine proposal on which a broker or other nominee has discretionary authority to vote.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2019. PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

PROPOSAL 3:

ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)

Background

The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) requires that stockholders have the opportunity to cast an advisory (non-binding) vote on executive compensation (a so-called “say-on-pay” vote), as well as an advisory vote with respect to whether future “say-on-pay” votes will be held every one, two or three years (a so-called “say-on-frequency” vote).

Our executive compensation programs are designed to attract, motivate and retain our named executive officers (“NEOs”), who are critical to our success. Under these programs, our NEOs are rewarded for the achievement of both specific financial and strategic goals, which are expected to result in increased stockholder value.

The Compensation Committee will regularly review the compensation programs for our NEOs to ensure that they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and with current market practices. This includes establishing corporate target goals and objectives based on our strategic and operating plans.

We believe that our executive compensation programs have been effective at motivating the achievement of positive results, appropriately aligning pay and performance, and enabling us to attract and retain talented executives within our industry.

Recommendation

We request stockholder approval of our compensation of our NEOs for the transition period ended June 30, 2018 as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement.

Accordingly, we ask that you vote “FOR” the following resolution at our 2018 Annual Meeting:

“RESOLVED, that the stockholders of Amesite Inc.(the “ Company ”) approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2019 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

The vote solicited for Proposal No. 3 is advisory, and therefore is not binding on the Company, our Board of Directors or our Compensation Committee, nor will its outcome require the Company, our Board of Directors or our Compensation Committee to take any action. Moreover, the outcome of the vote will not be construed as overruling any decision by the Company, the Board of Directors or the Compensation Committee. However, our Compensation Committee, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by our stockholders in their vote on this Proposal and will consider the outcome of this vote when making future compensation decisions for our NEOs.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 3 TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4:

ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY FREQUENCY VOTE”)

Background

Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to provide their input with regard to the frequency of future non-binding stockholder votes on our executive compensation programs, such as the proposal contained in Proposal No. 3 of this Proxy Statement. In particular, we are asking whether the non-binding vote on executive compensation should occur every year, every two years or every three years.

Summary

The optimal frequency of the advisory vote on executive compensation depends on a balancing of the benefits and burdens of more or less frequent votes. Some observers (not of our company in particular, but of the general requirement under the Dodd-Frank Act to obtain an advisory say-on-pay vote) have expressed a belief that less frequent votes are appropriate as they enable stockholders to focus on a company’s overall compensation program design, as opposed to short-term decisions, and provide sufficient time to evaluate how a company’s compensation programs drive longer-term performance and the creation of longer-term stockholder value. Many also believe that a less frequent voting cycle will give companies sufficient time to respond thoughtfully to stockholder views and to implement any necessary changes to executive compensation programs and allow stockholders to evaluate the results of these changes before the next stockholder advisory vote.

On the other hand, other observers believe more frequent stockholder votes are better since they provide stockholders with the opportunity to react promptly to emerging trends in compensation and to provide rapid feedback to companies with respect to their views on the effectiveness and appropriateness of their executive compensation programs. According to this view, more frequent feedback would provide our Board of Directors and Compensation Committee with the opportunity to evaluate individual compensation decisions each year in light of the stockholder feedback and to better incorporate current stockholder views into companies’ compensation programs.

At this time, our Board believes that the most appropriate outcome at this time is to have a stockholder advisory vote on compensation every three years, to best enable stockholders to evaluate the effect of our compensation on company performance and stockholder value.

You may cast your vote on your preferred voting frequency by choosing the option of three years, two years, one year, or abstain from voting when you vote on this proposal.

Required Vote

A plurality of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve, on a non-binding basis, the frequency of a non-binding vote on the compensation of our named executive officers. Thus, the choice receiving the highest number of votes will be considered the frequency recommended by stockholders.

Abstentions and broker non-votes will not have any effect on the outcome of this proposal because neither an abstention nor a broker non-vote represents a vote cast.

The “say-on-pay” frequency vote is advisory, and therefore not binding on the Company, the Board of Directors or the Compensation Committee. The Board may decide that it is in the best interests of our stockholders and the Company to hold future advisory resolutions to approve named executive officer compensation more or less frequently than the option approved by our stockholders. However, the Board of Directors and the Compensation Committee will consider the outcome of the vote in determining the frequency with which it will hold the non-binding vote on executive compensation.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE CHOICE OF “THREE YEARS” AS THE FREQUENCY WITH WHICH THE COMPANY SHOULD PROVIDE ITS STOCKHOLDERS WITH THE OPPORTUNITY TO CAST A “SAY-ON-PAY” ADVISORY VOTE WITH RESPECT TO THIS PROPOSAL NO. 4.

PROPOSAL 5:

TO APPROVE AN AMENDMENT TO OUR 2018 EQUITY INCENTIVE PLAN TO PERMIT THE ISSUANCE OF INCENTIVE STOCK OPTIONS AND TO CHANGE THE GOVERNING LAW OF THE 2018 EQUITY INCENTIVE PLAN TO MICHIGAN.

On July 23, 2018, our Board of Directors approved an amendment (the “Plan Amendment”) to the 2018 Plan, subject to shareholder approval at the Annual Meeting, which, (i) changes Section 2.1 of the 2018 Plan to specify that incentive stock options may only be granted to employees and (ii) changes the governing law of the 2018 Plan from the State of Illinois to the State of Michigan. The 2018 Plan was originally adopted by our Board and approved by our shareholders prior on April 26, 2018.

The purpose of the 2018 Plan is to enable us to have a compensation program designed to attract, retain, and motivate highly qualified employees; provide employees with long-term equity-based incentives to produce long-term growth thereby increasing our value to shareholders; and foster a cooperative teaching and learning environment that focuses on delivering shareholder value. We believe that equity compensation is an essential element of our compensation package and that equity awards align employees and directors’ interests with those of our shareholders.

The Board believes that it is in the best interests of the Company and its stockholders to adopt the Plan Amendment because it will allow us to continue to use equity based incentives and promote the goals of our compensation strategy and it will conform the governing law to the governing law of the state in which the Company employs its employees. As of October 29, 2018, we have 1,597,269 stock options outstanding.

Our Board recommends a vote for adoption and approval of the Plan Amendment. The Plan Amendment will only become effective subject to approval by our shareholders.

Summary of Changes to the 2018 Plan

If the Plan Amendment is approved, the following changes will be made to the 2018 Plan:

2.1 Options. The Committee may, in its discretion, grant options to purchase Shares to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonqualified Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Options.

Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable. Notwithstanding the foregoing, Incentive Stock Options may only be granted to employees of the Company

6.14 Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of ~~Illinois~~ Michigan and construed in accordance therewith without giving effect to principles of conflicts of laws.

This summary does not purport to be a complete description of all of the provisions of the Plan Amendment. It is qualified in its entirety by reference to the full text of the Plan Amendment. A copy of the Plan Amendment is attached to this Proxy Statement as Exhibit B  hereto.

Summary of the 2018 Plan

For a summary of the material terms of the 2018 Plan, see “2018 Equity Incentive Plan” above in this Proxy Statement which is incorporated herein by reference.

Summary of Federal Income Tax Consequences

The following is only a summary of the principal federal income tax consequences of certain transactions under the 2018 Plan. This summary does not purport to be a complete description of all federal tax implications of participation in the 2018 Plan, nor does it discuss the income tax laws of any municipality, state or foreign country in which a participant may reside or otherwise be subject to tax.

Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the exercise price thereof and (ii) the Company will be entitled to deduct such amount. Special rules apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options. No income is realized by the optionee at the time the option is granted. Generally, (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock on the date of exercise, and the Company receives a tax deduction for the same amount and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to employment taxes on the excess of the fair market value over the exercise price of the option.

Other Awards. The Company generally will be entitled to a tax deduction in connection with an award under the 2018 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. In general, participants are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral or the participant elects in accordance with Section 83(b) of the Code to be taxed at the time of grant in the case of a restricted stock award.

Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments,” as defined in the Section 280G of the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ADOPTION AND APPROVAL OF THE PLAN AMENDMENT

ANNUAL REPORT

Any person who was a beneficial owner of our common stock on the Record Date may request a copy of our annual report, and it will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of our Company at such date. Requests should be directed to Amesite Inc., 205 East Washington Street, Suite B, Ann Arbor, Michigan 48104, Attention: Investor Relations

OTHER MATTERS

We do not know of any business other than that described in this Proxy Statement that will be presented for consideration or action by the stockholders at the Annual Meeting. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes.

APPENDICES

Exhibit A	Form of Proxy Card

Exhibit B	Amendment to 2018 Plan

By Order of the Board of Directors

/s/ ANN MARIE SASTRY, Ph.D.
Ann Marie Sastry, Ph.D.
Chief Executive Officer & Chair of the Board

Ann Arbor, Michigan

October 29, 2018

Exhibit A

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on December 11, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/Amesite2018**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on December 11, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E52501-P14762

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMESITE INC.

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:	**For**	**Withhold**
1a. J. Michael Losh	☐	☐
1b. Richard Ogawa	☐	☐

The Board of Directors recommends you vote 3 years on the following proposal:	**3 Years**	**2 Years**	**1 Year**	**Abstain**
4. To approve, by a non-binding advisory vote, the frequency of future advisory votes on the compensation of our named executive officers, as described in the Proxy Statement under "Executive Compensation".	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E52502-P14762

AMESITE INC.
Annual Meeting of Stockholders
December 12, 2018 1:00 PM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Ann Marie Sastry, as proxy, with the power to appoint her substitute, and hereby authorize(s) her to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of AMESITE INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on December 12, 2018 at 1:00 p.m., Eastern Time at www.virtualshareholdermeeting.com/Amesite2018, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

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Exhibit B

FIRST AMENDMENT

TO THE

AMESITE INC. 2018 EQUITY INCENTIVE PLAN

This FIRST AMENDMENT TO the AMESITE INC. 2018 EQUITY INCENTIVE PLAN (this “Amendment”), dated as of ___________, 2018, is made and adopted by Amesite Inc., a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan (as defined below).

RECITALS

WHEREAS, the Company has adopted the Amesite Inc. 2018 Equity Incentive Plan (the “Plan”);

WHEREAS, the Company desires to amend the Plan as set forth below;

WHEREAS, pursuant to Section 6.2 of the Plan, the Plan may be amended by the Board of Directors of the Company; and

WHEREAS, the Board of Directors of the Company has approved this Amendment pursuant to resolutions adopted on ___________, 2018, and the stockholders of the Company have approved this Amendment pursuant to a written consent adopted on ___________, 2018.

NOW, THEREFORE, in consideration of the foregoing, the Company hereby amends the Plan as follows:

1.            Section 2.1 of the Plan is hereby amended and restated to read as follows:

2.1. Options. The Committee may, in its discretion, grant options to purchase Shares to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonqualified Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Options. Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable. Notwithstanding the foregoing, Incentive Stock Options may only be granted to employees of the Company.

2.            Section 6.14 of the Plan is hereby amended and restated to read as follows:

6.14. Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Michigan and construed in accordance therewith without giving effect to principles of conflicts of laws.

3.            This Amendment shall be and is hereby incorporated in and forms a part of the Plan. All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein. The Plan, as amended by this Amendment, is hereby ratified and confirmed.

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I hereby certify that the foregoing Amendment was duly adopted by the Board of Directors of Amesite Inc. on ___________, 2018, and duly approved by the stockholders of Amesite Inc. on ___________, 2018.

By:
Name:	Ann Marie Sastry, Ph.D
Title:	Chief Executive Officer

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